    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2000

                                                     Registration No.333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                                  DYNEGY INC.
            (Exact name of registrant as specified in its charter)

           ILLINOIS                                             74-2928353
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
         (Address of principal executive offices, including zip code)

                            -----------------------

                     EXTANT, INC. EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                           KENNETH E. RANDOLPH, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                (713) 507-6400
         (Telephone number, including area code, of agent for service)

                                 Copies to:

                               Melissa M. Baldwin
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                              Houston, Texas 77002
                                 (713) 758-2222

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                       PROPOSED
          TITLE OF                  MAXIMUM            MAXIMUM        PROPOSED MAXIMUM
      SECURITIES TO BE           AMOUNT TO BE       OFFERING PRICE       AGGREGATE          AMOUNT OF
         REGISTERED             REGISTERED  (1)     PER SHARE  (2)     OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Equity Compensation Plan
  Class A Common Stock,
  No par value...............    202,198 shares         $26.50            $5,358,247          $1,415
=========================================================================================================

(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Specifically, the offering price per share is based on the price at which the options may be exercised.

================================================================================

                            INTRODUCTORY STATEMENT

     On September 29, 2000, Extant, Inc., a Delaware corporation ("Extant"), merged with and into Dynegy Acquisition Corporation ("Dynegy Acquisition"), a subsidiary of Dynegy, Inc., an Illinois corporation ("Dynegy") pursuant to the Agreement and Plan of Merger dated as of August 25, 2000, by and among Dynegy, Dynegy Acquisition and Extant. Pursuant to the merger agreement, Dynegy assumed the Extant Equity Compensation Plan, and each unexpired and unexercised outstanding option to purchase Extant common stock held by employees of Extant was automatically converted into an option to purchase Dynegy Class A common stock at an exchange ratio of 0.15.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following are incorporated by reference and made a part of this prospectus: (i) the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 2, 2000;
(ii) our Annual Report on Form 10-K for the year ended December 31, 1999; (iii) our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 2000; and (iv) our Current Reports on Form 8-K filed with the SEC on January 6, 2000, February 2, 2000, February 29, 2000, March 17, 2000, April 4, 2000, April 18, 2000, April 25, 2000, August 22, 2000 and October 2, 2000.

  All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference of this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the Company, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Company, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. Such indemnification is not exclusive of any rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

  Section 8.75 also authorizes the Company to buy directors' and officers' liability insurance and gives a director, officer, employee or agent of the Company, or a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of the person's status as such, whether or not the Company has the power to indemnify the person against such liability.

  The Company's articles of incorporation require indemnification of directors and officers, and the Company's bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the articles of incorporation authorize the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the articles of incorporation.

  Section 8.3 of the merger agreement relating to the business combination of Dynegy Holdings, Inc. and Illinova Corporation provides for indemnification by the Company under certain circumstances of the directors, officers and certain employees of Dynegy Holdings and Illinova. Additionally, the merger agreement provides that the Company will maintain Dynegy Holdings' and Illinova's existing officers' and directors' insurance policies or provide substantially similar insurance coverage for at least six years.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

  Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

     4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on
            Form S-4 filed with the Securities and Exchange Commission on September 7, 1999.)

     4.2 Articles of Amendment to the Company's Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 7, 1999).

     4.3 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

     4.4    Specimen Class A Common Stock Certificate

     5.1    Opinion of Vinson & Elkins L.L.P.

    10.1    Extant, Inc. Equity Compensation Plan

    23.1    Consent of Arthur Andersen L.L.P.

    23.2    Consent of PricewaterhouseCoopers L.L.P.

    23.3    Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

    24.1 Powers of Attorney (included on the signature page to this registration statement)


                                 UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of October 2000.

                                    DYNEGY INC.

                                    By:  /s/ ROBERT D. DOTY, JR.
                                        ------------------------------
                                         Robert D. Doty, Jr.
                                         Senior Vice President

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Doty, Jr., Kenneth E. Randolph and Lisa
Q. Metts as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 5th day of October 2000.


            SIGNATURE                                                   TITLE
            ---------                                                   -----

           /s/ C.L. WATSON                              Chairman of the Board and Chief Executive
---------------------------------------                 Officer, Director
               C.L. Watson                              (Principal Executive Officer)


     /s/ STEPHEN W. BERGSTROM                           President and Chief Operating Officer,
---------------------------------------                 Director
         Stephen W. Bergstrom


      /s/ ROBERT D. DOTY, JR.                           Senior Vice President and Chief Financial
---------------------------------------                 Officer (Principal Financial Officer)
          Robert D. Doty, Jr.


    /s/ BRADLEY P. FARNSWORTH                           Director
---------------------------------------
        Bradley P. Farnsworth


      /s/ CHARLES E. BAYLESS                            Director
---------------------------------------
          Charles E. Bayless


      /s/ J. OTIS WINTERS                               Director
---------------------------------------
          J. Otis Winters


     /s/ DANIEL L. DIENSTBIER                           Director
---------------------------------------
         Daniel L. Dienstbier


       /s/ GEORGE L. KIRKLAND                           Director
---------------------------------------
           George L. Kirkland

       /s/ DARALD W. CALLAHAN                           Director
---------------------------------------
           Darald W. Callahan

     /s/ RICHARD H. MATZKE                              Director
---------------------------------------
         Richard H. Matzke

       /s/ J. JOE ADORJAN                               Director
---------------------------------------
           J. Joe Adorjan

    /s/ C. STEVEN McMILLAN                              Director
---------------------------------------
        C. Steven McMillan

       /s/ ROBERT M. POWERS                             Director
---------------------------------------
           Robert M. Powers

      /s/ SHELI Z. ROSENBERG                            Director
---------------------------------------
          Sheli Z. Rosenberg

        /s/ JOE J. STEWART                              Director
---------------------------------------
            Joe J. Stewart

                               INDEX TO EXHIBITS



     4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on
            Form S-4 filed with the Securities and Exchange Commission on September 7, 1999.)

     4.2 Articles of Amendment to the Company's Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 7, 1999).

     4.3 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

     4.4    Specimen Class A Common Stock Certificate

     5.1    Opinion of Vinson & Elkins L.L.P.

    10.1    Extant, Inc. Equity Compensation Plan

    23.1    Consent of Arthur Andersen L.L.P.

    23.2    Consent of PricewaterhouseCoopers L.L.P.

    23.3    Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

    24.1 Powers of Attorney (included on the signature page to this registration statement)